Danaher to Acquire Beckman Coulter
February 7, 2011

Forward Looking Statements

Statements in this presentation that are not strictly historical, including statements regarding the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the federal securities laws, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Danaher and Beckman Coulter operate; the uncertainty of regulatory approvals; the parties' ability to satisfy the tender offer and merger agreement conditions and consummate the transaction; Danaher's ability to successfully integrate Beckman Coulter's operations and employees with Danaher's existing business; the ability to realize anticipated growth, synergies and cost savings; and Beckman Coulter's performance and maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Danaher's SEC filings, including Danaher's Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarterly period ended October 1, 2010 as well as Beckman Coulter's SEC filings, including Beckman Coulter's Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010. These forward-looking statements speak only as of the date of this release and Danaher does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Overview

- Iconic life sciences & diagnostics company
- Great DBS opportunity
- Uniquely compelling value creation

Great brand, broad reach and technology leadership

DANAHER

Beckman Coulter Overview

$25B
Market Size

MSD
Market Growth

$3.7B
Sales
70% Consumables & Service | 30% Instruments

~45%
Gross Margin

Low teens
Operating Margin

Geographic Mix
(% of 2010 revenue)


25% ROW
50% NA
25% EU

Brand	Market Position
BECKMAN COULTER	#1 / #2

Customers

- Hospital labs
- National reference labs

Growth Drivers

- Increasing investment in preventative and predictive medicine designed to diagnose and treat diseases early
- Aging population in need of more and frequent diagnostic testing
- Rapid growth of diagnostic testing in the emerging markets

Beckman Coulter Product Portfolio



Capillary Electrophoresis



Centrifugation



Life Sciences 12%
Clinical Chemistry 33%
Immunoassay 25%
Cellular Systems 30%



Fully Automated Analyzer with Onboard Reagents



Fully Automated Workcell Analyzer



"Beckman Coulter Street" Automation



Fully Automated Hematology Analyzer



Flow Cytometry Reagents



Fully Automated Coagulation Analyzer

DANAHER

Key Financial Highlights

- **Offer details**
  - **$83.50 per share**
  - **Total enterprise value: $6.8 billion**
- **>$250 million potential cost synergies**
- **Targeting 10% ROIC in less than four years (2014)**
- **$650 million annual FCF contribution by 2014**
- **Accretion**
  - **2011: $0.05 - $0.10 ***
  - **2012: $0.25 - $0.30 (GAAP)**
- **Funding**
  - **~25% cash on hand**
  - **~60% new and assumed debt**
  - **~15% equity**

* Excludes the impact of acquisition related, non-recurring charges

Uniquely compelling value creation

Summary

- Iconic life sciences & diagnostics company
- Great DBS opportunity
- Uniquely compelling value creation

Great brand, broad reach and technology leadership

DANAHER